Exhibit 3.52

CERTIFICATE OF INCORPORATION

OF

ELAM PAVING, INC.

2097251

The Public Regulation Commission certifies that duplicate originals of the Articles of Incorporation attached hereto, duly signed and verified pursuant to the provisions of the

BUSINESS CORPORATION ACT

(53-11-1 to 53-18-12 NMSA 1978)

have been received by it & are found to conform to law.

Accordingly, by virtue of the authority vested in it by law, the Public Regulation Commission issues this Certificate of Incorporation & attaches hereto, a duplicate original of the Articles of Incorporation.

Dated: JUNE 29, 2000

In testimony whereof, the State Public Regulation Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the seal of said Commission to be affixed at the City of Santa Fe

/s/ Bill Pope
Chairman

/s/ Tillig M. Martinez
for Bureau Chief

ARTICLES OF INCORPORATION

of

ELAM PAVING, INC.

I, the undersigned natural person, being over the age of twenty-one years acting as incorporator of a corporation under the New Mexico Business Corporation Act, adopts the following Articles of Incorporation for such corporation.

I.	The name of the corporation is Elam Paving, Inc.

II.	The period of its duration is perpetual.

III.	The purposes for which the Corporation is organized are to engage in the business of construction, including but not limited to excavation, earth moving, paving and repair of streets, roads and highways, and to engage in any lawful business permitted to a corporation organized under the New Mexico Business Corporation Act.

IV.	The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of a single class, with no par value.

V.	At each election for directors every shareholder entitled to vote at the election has the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of the candidates.

VI.	Provisions limiting or denying to shareholders the preemptive right to acquire unissued shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares of the corporation are: None.

VII.	Provisions for the regulation of the internal affairs of the corporation are listed in the By-Laws.

VIII.	The address of the initial registered office of the corporation is 200 West De Vargas Street, Suite 9, Santa Fe, New Mexico 87501 and the name of its initial registered agent at such address is Wayne H. Bladh.

IX.	The number of directors constituting the initial Board of Directors of the corporation is three (3) and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Harold F. Elam

293 Chinle Ct.

Grand Junction, Colorado 81503

ARTICLES OF INCORPORATION OF

ELAM PAVING, INC.

John R. Elam

1111 Horizon Dr.

Suite 401

Grand Junction, Colorado 81506

Matthew P. Elam

1111 Horizon Dr.

Suite 401

Grand Junction, Colorado 81506

X.	The name and address of the incorporator is Wayne H. Bladh, 200 West De Vargas Street, Suite 9, Santa Fe, New Mexico.

Xl.	The stock of this corporation shall be qualified as Internal Revenue Code Section 1244 stock.

XII.	A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director unless: (1) the director has breached or failed to perform the duties of the director’s office established by Subsection B of Section 53-11-35 NMSA 1978 (1993 Repl.) and (2) the breach or failure to perform constitutes (a) negligence, willful misconduct or recklessness in the case of a director who has an ownership interest in the corporation or receives in his capacity as a director or as an employee of the corporation compensation of more than $2,000 from the corporation in any calendar year, or (b) willful misconduct or recklessness in the case of a director who does not have an ownership interest in the corporation and does not receive in his capacity as a director or as an employee of the corporation compensation of more than $2,000 from the corporation in any calendar year.

/s/ Wayne H. Bladh	29 June 2000
Signature of Incorporator	Date

June 29, 2000

AFFIDAVIT OF APPOINTMENT

BY INITIAL DESIGNATED AGENT

TO:	THE STATE PUBLIC REGULATION COMMISSION
STATE OF NEW MEXICO

STATE OF NEW MEXICO	)
) ss.
COUNTY OF SANTA FE	)

On this 29 day of June, 2000, before me a Notary Public in and for the State and County aforesaid, appeared WAYNE H. BLADH, who is to be known to be the person and who acknowledged to me that the undersigned individual does hereby accept the appointment as the Initial Registered Agent of Elam Paving, Inc., the corporation named in the annexed Articles of Incorporation, and which is applying for a Certificate of Incorporation pursuant to the provisions of the Business Corporation Act of the State of New Mexico.

/s/ Wayne H. Bladh
Signature of Registered Agent

/s/ Donna Dee Gilliland
NOTARY PUBLIC